UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): April 29, 2005


                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State of Other Jurisdiction of Incorporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
         (Address of principal executive offices and telephone number)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                TABLE OF CONTENTS

ITEM 2.02 -- RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURES
EXHIBIT INDEX
EXHIBIT I

ITEM 2.02 -- RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 29, 2005, the Registrant  issued the press release  attached  hereto as
Exhibit I, providing a first quarter 2005 update.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President, Controller and
                                       Chief Accounting Officer


Date: April 29, 2005

                                  EXHIBIT INDEX


                         Exhibit                  Description
                         -------          -----------------------------
                         I                Press release


EXHIBIT I

NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                     Media Relations: Bill Highlander, Ext. 1244
                                     Investor Relations: Karen Bunton, Ext. 1121


              Calpine Announces First Quarter 2005 Financial Update

           EBITDA, Earnings and Cash In-Line With Company Expectations

     (SAN JOSE, Calif.) /PR Newswire - First Call/ April 29, 2005 - Calpine Corporation [NYSE:CPN] is providing an estimate of key financial highlights for the three months ended March 31, 2005. These preliminary results are unaudited and subject to final adjustments. Further details will be provided in the company's first quarter earnings conference call scheduled for May 5, 2005, at 8:30 a.m. Pacific Daylight Time.

     "Calpine is providing this update to assure investors that first quarter financial results were in-line with our expectations and that we remain on track to achieve our 2005 earnings," stated Calpine Chief Financial Officer Bob Kelly.

     "While preliminary, we believe this update is necessary given the recent equity and bond trading volatility triggered by false rumors in the market. It is regrettable that reckless and unfounded rumors continue to impact the trading in Calpine's securities," continued Kelly. "We look forward to providing a more detailed discussion of Calpine's earnings and liquidity in our May 5 news release and conference call."

Cash and Earnings Update
------------------------

     Calpine ended the quarter with cash and cash equivalents on hand of approximately $800 million. In addition, the company's current portion of restricted cash totaled approximately $500 million.

     EBITDA, as adjusted for non-cash and other charges, is expected to be approximately $240 million for the quarter ended March 31, 2005. For the year ended Dec. 31, 2005, Calpine is confirming that the company expects EBITDA, as adjusted for non-cash and other charges, to be in the range of $1.6 - $1.7 billion.

     The recent market activity in the capital markets has not impacted Calpine Energy Services' (CES) ability to manage its portfolio of assets. In addition, CES remains fully collateralized with most of its counterparties, and has not been forced to post any material margin over the past week directly with counterparties.

     Although the company did not issue quarterly earnings guidance, pre-tax earnings for the three months ended March 31, 2005 were in-line with Calpine's internal estimates. Calpine is anticipating a fully-diluted loss per share of approximately $0.38 for the first quarter. The company expects to achieve its forecasted earnings for the year ending Dec. 31, 2005, with a GAAP loss per share remaining in the range of $0.80 - $0.90 based on indications that market spark spreads are remaining in-line with our earlier expectations.

     Calpine will host a conference call to discuss its first quarter 2005 financial and operating results on Thursday, May 5, 2005, at 8:30 a.m. Pacific Daylight Time. Interested parties may access the teleconference via a web cast on Calpine's Investor Relations page, www.calpine.com, or by dialing 1-888-603-6685 (1-706-634-1265 for international callers) at least five minutes before the start of the call. The call will be open to the public in a listen-only mode by telephone and web broadcast. A replay and transcript of the conference call will be available for 30 days on Calpine's Investor Relations page at www.calpine.com.

     A  major  power  company,   Calpine  Corporation   supplies  customers  and
communities with electricity from clean, efficient, natural gas-fired and geothermal power plants. Calpine owns, leases and operates integrated systems of plants in 21 U.S. states, three Canadian provinces and the United Kingdom. In 2004, Calpine delivered approximately 3.5% of all electricity consumed in the United States. Its customized products and services include wholesale and retail electricity, natural gas, gas turbine components and services, energy management, and a wide range of power plant engineering, construction and operations services. Calpine was founded in 1984. It is included in the S&P 500 Index and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit http://www.calpine.com.

     For the company, EBITDA is not a measure of operating results, but rather a measure of its ability to service debt and to raise additional funds. It should not be construed as an alternative to either (i) income from operations or (ii) cash flows from operating activities. It is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments; plus provision for tax; plus interest expense (including distributions on trust preferred securities and one-third of operating lease expense, which is management's estimate of the component of operating lease expense that constitutes interest expense); plus depreciation, depletion and amortization. The interest, tax, and depreciation and amortization components of discontinued operations are added back in calculating EBITDA, as adjusted. The non-GAAP measure, EBITDA, as adjusted for non-cash and other charges, is presented as a further refinement of EBITDA, as adjusted, to reflect the company's ability to service debt with cash.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms; (iv) unscheduled outages of operating plants; (v) a competitor's development of lower cost generating gas-fired power plants; (vi) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (vii) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas; (viii) the effects on the company's business resulting from reduced liquidity in the trading and power industry; (ix) the company's ability to access the capital markets or obtain bank financing on attractive terms; (x) the direct or indirect effects on the company's business of a lowering of its credit rating (or actions it may take in response to changing credit rating criteria), including, increased collateral requirements, refusal by the company's current or potential counterparties to enter into transactions with it and its inability to obtain credit or capital in desired amounts or on favorable terms; and (xi) other risks identified from time-to-time in the company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2004, which can also be found on the company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the company undertakes no duty to update this information.